Exhibit 4.5
Execution Version

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT
dated as of August 6, 2019
among
CITIBANK, N.A.,
as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Other First Lien Representative and
as Initial Other First Lien Collateral Agent,
and
each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by
REVLON CONSUMER PRODUCTS CORPORATION,
as the Company and the other Grantors referred to herein

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TABLE OF CONTENTS
Page
Article I. DEFINITIONS2
Section 1.1Certain Defined Terms.    2
Section 1.2Rules of Interpretation.    16
Article II. PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL17
Section 2.1Priority of Claims.    17
Section 2.2Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.        19
Section 2.3No Interference; Payment Over; Exculpatory Provisions.    20
Section 2.4Automatic Release of Liens.    21
Section 2.5Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.    22
Section 2.6Reinstatement.    24

2.7	Insurance and Condemnation Awards. 24
Section 2.8Refinancings.    25
Section 2.9Gratuitous Bailee/Agent for Perfection.    25
Section 2.10Amendments to First Lien Collateral Documents.    26
Section 2.11Similar Liens and Agreements.    26
Article III. EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS27
Article IV. THE APPLICABLE COLLATERAL AGENT27
Section 4.1Authority.    27
Section 4.2Power-of-Attorney.    29

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Article V. MISCELLANEOUS29
Section 5.1Integration/Conflicts.    29
Section 5.2Effectiveness; Continuing Nature of this Agreement; Severability.    29
Section 5.3Amendments; Waivers.    30
Section 5.4Information Concerning Financial Condition of the Grantors and their Subsidiaries.    30
Section 5.5Submission to Jurisdiction; Certain Waivers.    31
Section 5.6WAIVER OF JURY TRIAL.    32
Section 5.7Notices.    32
Section 5.8Further Assurances.    32
Section 5.9Agency Capacities.    32
Section 5.10GOVERNING LAW.    34
Section 5.11Binding on Successors and Assigns.    34
Section 5.12Section Headings.    34
Section 5.13Counterparts.    35
Section 5.14Other First Lien Obligations.    35

tion 5.15	Authorization. 36
Section 5.16No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights.        36
Section 5.17No Indirect Actions.    37
Section 5.18Additional Grantors.    37
Section 5.19Costs and Expenses.    37

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EXHIBITS

Exhibit A	Form of Joinder Agreement (Additional First Lien Debt / Replacement Credit Agreement)

Exhibit B	Form of Additional First Lien Debt / Replacement Credit Agreement Designation

Exhibit C	Form of Joinder Agreement (Additional Grantors)

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This FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of August 6, 2019, among CITIBANK, N.A., as administrative agent for the Initial Credit Agreement Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Credit Agreement Representative”) and as collateral agent for the Initial Credit Agreement Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Credit Agreement Collateral Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Representative for the Initial Other First Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Other First Lien Representative”) and as collateral agent for the Initial Other First Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Other First Lien Collateral Agent”), and each additional Representative and Collateral Agent from time to time party hereto for the Other First Lien Claimholders of the Series with respect to which it is acting in such capacity, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and the other Grantors. Capitalized terms used in this Agreement have the meanings assigned to them in Article 1 below.
Reference is made to the Term Credit Agreement, dated as of September 7, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement”), among the Company, REVLON, INC. (“Holdings”), the lenders party thereto from time to time, the Initial Credit Agreement Representative, the Initial Credit Agreement Collateral Agent and the other parties named therein;
Pursuant to (a) that certain Holdings Term Loan Guarantee and Pledge Agreement dated as of September 7, 2016, Holdings has agreed to guarantee the Initial Credit Agreement Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement Holdings Guaranty”); and (b) that certain Initial Credit Agreement, the Company has agreed to cause certain current and future Subsidiaries to agree to guaranty the Initial Credit Agreement Obligations pursuant to that certain Term Loan Guarantee and Collateral Agreement, dated as of September 7, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Credit Agreement Subsidiary Guaranty”);
The obligations of the Company under the Initial Credit Agreement, the obligations of the Company and/or certain of its Affiliates under any Initial Credit Agreement Hedge Agreements, the Initial Credit Agreement Specified Cash Management Obligations and the Initial Credit Agreement Additional Obligations, the obligations of Holdings under the Initial Credit Agreement Holdings Guaranty and the obligations of the Subsidiary guarantors under the Initial Credit Agreement Subsidiary Guaranty will be secured on a first-priority basis by liens on substantially all the assets of the Company, Holdings and the Subsidiary guarantors (such current and future Subsidiaries of the Company providing a guaranty thereof, the “Subsidiary Guarantors”), respectively, pursuant to the terms of the Initial Credit Agreement Collateral Documents (other than the Initial Other First Lien Specified Collateral (as defined below));
Reference is made to the Term Loan Credit Agreement, dated as the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Other First Lien Agreement”), among the Company, Holdings, the lenders party thereto from time to time, the Initial Other First Lien Representative, the Initial Other First Lien Collateral Agent and the other parties named therein;
Pursuant to (a) that certain Holdings Term Loan Guarantee and Pledge Agreement dated as of the date hereof, Holdings has agreed to guarantee the Initial Other First Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Other First Lien

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Holdings Guaranty”); (b) that certain BrandCo Guaranty and Security Agreement, dated as of the date hereof, Beautyge II, LLC and Beautyge I have agreed to guarantee the Initial Other First Lien Obligations (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, “BrandCo Guaranty”) and (c) that certain Initial Other First Lien Agreement, the Company has agreed to cause certain current and future Subsidiaries to agree to guaranty the Initial Other First Lien Obligations pursuant to that certain Term Loan Guarantee and Collateral Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Other First Lien Subsidiary Guaranty”);
The obligations of the Company under the Initial Other First Lien Agreement, the obligations of Holdings under the Initial Other First Lien Holdings Guaranty, the obligations of Beautyge II, LLC and Beautyge I under the BrandCo Guaranty and the obligations of the Subsidiary guarantors under the Initial Other First Lien Subsidiary Guaranty will be secured on a first-priority basis by liens on substantially all the assets of the Company, Holdings, Beautyge II, LLC, Beautyge I and the Subsidiary Guarantors, respectively, pursuant to the terms of the Initial Other First Lien Collateral Documents;
The Initial Credit Agreement Documents and the Initial Other First Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Credit Agreement Representative (for itself and on behalf of each other Initial Credit Agreement Claimholder), the Initial Credit Agreement Collateral Agent (for itself and on behalf of each other Initial Credit Agreement Claimholder), the Initial Other First Lien Representative (for itself and on behalf of each other Initial Other First Lien Claimholder), the Initial Other First Lien Collateral Agent (for itself and on behalf of each other Initial Other First Lien Claimholder) and each Additional First Lien Representative and Additional First Lien Collateral Agent (in each case, for itself and on behalf of the Additional First Lien Claimholders of the applicable Series), intending to be legally bound, hereby agrees as follows:

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Article I.

DEFINITIONS

Section 1.1	Certain Defined Terms.
Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Initial Credit Agreement (whether or not then in effect), and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one article of the UCC shall have the meaning specified in Article 9 thereof): Certificated Security, Commodity Account, Commodity Contract, Deposit Account, Electronic Chattel Paper, Promissory Note, Instrument, Letter of Credit Right, Securities Entitlement, Securities Account and Tangible Chattel Paper. As used in this Agreement, the following terms have the meanings specified below:
“ABL Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of September 7, 2016 among, the Company, Holdings, the subsidiaries of the Company party thereto from time to time, Citibank, N.A., as ABL Agent (as defined therein), the Initial Credit Agreement Representative and each Other Term Loan Agent (as defined therein) party thereto from time to time.
2    “Additional First Lien Claimholders” has the meaning set forth in Section 5.14.
3    “Additional First Lien Collateral Agent” means with respect to each Series of Other First Lien Obligations and each Replacement Credit Agreement, in each case, that becomes subject to the terms of this Agreement after the date hereof, the Person serving as collateral agent (or the equivalent) for such Series of Other First Lien Obligations or Replacement Credit Agreement and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.14 hereof, together with its successors from time to time in such capacity. If an Additional First Lien Collateral Agent is the Collateral Agent under a Replacement Credit Agreement, it shall also be a Replacement Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent, otherwise it shall be an Other First Lien Collateral Agent.
4    “Additional First Lien Debt” has the meaning set forth in Section 5.14.
5    “Additional First Lien Representative” means with respect to each Series of Other First Lien Obligations and each Replacement Credit Agreement, in each case, that becomes subject to the terms of this Agreement after the date hereof, the Person serving as administrative agent, trustee or in a similar capacity for such Series of Other First Lien Obligations or Replacement Credit Agreement and named as such in the applicable Joinder Agreement delivered pursuant to Section 5.14 hereof, together with its successors from time to time in such capacity. If an Additional First Lien Representative is the Representative under a Replacement Credit Agreement, it shall also be a Replacement Credit Agreement Representative and the Credit Agreement Representative, otherwise it shall be an Other First Lien Representative.
6    “Agreement” has the meaning set forth in the introductory paragraph hereto.
7    “Applicable Collateral Agent” means:
(a)    until the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Credit Agreement Collateral Agent and

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(b)    from and after the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Collateral Agent for the Series of First Lien Obligations represented by the Major Non-Controlling Representative.
8    “Applicable Representative” means:
(a)    until the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Credit Agreement Representative and
(b)    from and after the earlier of (x) the Discharge of Credit Agreement and (y) the Non-Controlling Representative Enforcement Date, the Major Non-Controlling Representative.
9    “Bankruptcy Case” has the meaning set forth in Section 2.5(b).
10    “Bankruptcy Code” means Title 11 of the United States Code, as amended.
11    “Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.
12    “Board of Directors” means:
(a)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(b)    with respect to a partnership, the board of directors of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board or the board or committee of any Person serving a similar function;
(c)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof or any Person or Persons serving a similar function; and
(d)    with respect to any other Person, the board or committee of such Person serving a similar function.
13    “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
14    “Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any First Lien Collateral Document to secure one or more Series of First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.
15    “Collateral Agent” means:
(a)    in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent (which in the case of the Initial Credit Agreement Obligations shall be the Initial Credit Agreement Collateral Agent and in the case of any Replacement Credit Agreement shall be the Replacement Credit Agreement Collateral Agent) and

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(b)    in the case of the Other First Lien Obligations, the Other First Lien Collateral Agent (which in the case of the Initial Other First Lien Obligations shall be the Initial Other First Lien Collateral Agent and in the case of any other Series of Other First Lien Obligations shall be the Additional First Lien Collateral Agent for such Series).
16    “Company” has the meaning set forth in the introductory paragraph to this Agreement.
17    “Control Collateral” means any Shared Collateral in the “control” (within the meaning of Section 9-104, 9-105, 9-106, 9-107 or 8-106 of the Uniform Commercial Code of any applicable jurisdiction) of any Collateral Agent (or its agents or bailees), to the extent that control thereof perfects a Lien thereon under the Uniform Commercial Code of any applicable jurisdiction. Control Collateral includes any Deposit Accounts, Securities Accounts, Securities Entitlements, Commodity Accounts, Commodity Contracts, Letter of Credit Rights or Electronic Chattel Paper over which any Collateral Agent has “control” under the applicable Uniform Commercial Code.
18    “Controlling Claimholders” means:
(a)    at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Claimholders and
(b)    at any other time, the Series of First Lien Claimholders whose Collateral Agent is the Applicable Collateral Agent.
19    “Credit Agreement” means:
(a)    the Initial Credit Agreement and
(b)    each Replacement Credit Agreement.
20    “Credit Agreement Claimholders” means:
(a)    the Initial Credit Agreement Claimholders and
(b)    the Replacement Credit Agreement Claimholders.
21    “Credit Agreement Collateral Agent” means:
(a)    the Initial Credit Agreement Collateral Agent and
(b)    the Replacement Credit Agreement Collateral Agent under any Replacement Credit Agreement.
22    “Credit Agreement Collateral Documents” means:
(a)    the Initial Credit Agreement Collateral Documents and
(b)    the Replacement Credit Agreement Collateral Documents.
23    “Credit Agreement Documents” means:
(a)    the Initial Credit Agreement Documents and

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(b)    the Replacement Credit Agreement Documents.
24    “Credit Agreement Obligations” means:
(a)    the Initial Credit Agreement Obligations and
(b)    the Replacement Credit Agreement Obligations.
25    “Credit Agreement Representative” means:
(a)    the Initial Credit Agreement Representative and
(b)    the Replacement Credit Agreement Representative under any Replacement Credit Agreement.
26    “Declined Liens” has the meaning set forth in Section 2.11(a).
27    “Default” means a “Default” (or similarly defined term) as defined in any First Lien Document.
28    “Designation” means a designation of Additional First Lien Debt and, if applicable, the designation of a Replacement Credit Agreement, in each case, in substantially the form of Exhibit B attached hereto.
29    “DIP Financing” has the meaning set forth in Section 2.5(b).
30    “DIP Financing Liens” has the meaning set forth in Section 2.5(b).
31    “DIP Lenders” has the meaning set forth in Section 2.5(b).
32    “Discharge” means, with respect to any Series of First Lien Obligations, that such Series of First Lien Obligations is no longer secured by, and no longer required to be secured by, any Shared Collateral pursuant to the terms of the applicable First Lien Documents for such Series of First Lien Obligations. The term “Discharged” shall have a corresponding meaning.
33    “Discharge of Credit Agreement” means, except to the extent otherwise provided in Section 2.6, the Discharge of the Credit Agreement Obligations; provided that the Discharge of Credit Agreement shall be deemed not to have occurred if a Replacement Credit Agreement is entered into until, subject to Section 2.6, the Replacement Credit Agreement Obligations shall have been Discharged.
34    “Equity Release Proceeds” has the meaning set forth in Section 2.4(a).
35    “Event of Default” means an “Event of Default” (or similarly defined term) as defined in any First Lien Document.
36    “First Lien Claimholders” means:
(a)    the Credit Agreement Claimholders and
(b)    the Other First Lien Claimholders with respect to each Series of Other First Lien Obligations.

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37    “First Lien Collateral Documents” means, collectively:
(a)    the Credit Agreement Collateral Documents and
(b)    the Other First Lien Collateral Documents.
38    “First Lien Documents” means:
(a)    the Credit Agreement Documents,
(b)    the Initial Other First Lien Documents and
(c)    each other Other First Lien Document.
39    “First Lien Obligations” means, collectively,
(a)    the Credit Agreement Obligations and
(b)    each Series of Other First Lien Obligations.
40    “GAAP” means generally accepted accounting principles in the United States as in effect from time to time. If at any time the SEC permits or requires U.S.-domiciled companies subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, to use IFRS in lieu of GAAP for financial reporting purposes and the Company notifies each Representative that it will effect such change, effective from and after the date on which such transition from GAAP to IFRS is completed by the Company, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the required transition date or the date specified in such notice, as the case may be, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition.
41    “Governmental Authority” means any nation or government, any state, province or other political subdivision thereof and any governmental entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and, as to any First Lien Claimholder, any securities exchange, any self-regulatory organization (including the National Association of Insurance Commissioners) and any supranational bodies (including the European Union and the European Central Bank).
42    “Grantors” means Holdings, the Company and each Subsidiary of the Company which has granted a security interest pursuant to any First Lien Collateral Document to secure any Series of First Lien Obligations.
43    “IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such Board, or the SEC, as the case may be), as in effect from time to time.
44    “Impairment” has the meaning set forth in Section 2.1(b)(ii).
45    “Indebtedness” means indebtedness in respect of borrowed money.

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46    “Initial Credit Agreement” has the meaning set forth in the second paragraph of this Agreement.
47    “Initial Credit Agreement Additional Obligations” means the Specified Additional Obligations as defined in the Initial Credit Agreement.
48    “Initial Credit Agreement Cash Management Obligations” means the Specified Cash Management Obligations as defined in the Initial Credit Agreement.
49    “Initial Credit Agreement Claimholders” means the holders of any Initial Credit Agreement Obligations, including the “Secured Parties” as defined in the Initial Credit Agreement or in the Initial Credit Agreement Collateral Documents and the Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent.
50    “Initial Credit Agreement Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.
51    “Initial Credit Agreement Collateral Documents” means the Security Documents (as defined in the Initial Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
52    “Initial Credit Agreement Documents” means the Initial Credit Agreement, each Initial Credit Agreement Collateral Document and the other Loan Documents (as defined in the Initial Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Initial Credit Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
53    “Initial Credit Agreement Hedge Agreement” means a “Specified Hedge Agreement” as defined in the Initial Credit Agreement.
“Initial Credit Agreement Obligations” means:
(a)    the sum of:
(i)    all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Initial Credit Agreement,
(ii)    all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Initial Credit Agreement,
(iii)    all obligations with respect to Specified Hedge Agreements (as defined in the Initial Credit Agreement) and
(iv)    all Initial Credit Agreement Cash Management Obligations and all Initial Credit Agreement Additional Obligations,

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(v)    all guarantee obligations, fees, expenses and all other obligations under the Initial Credit Agreement and the other Initial Credit Agreement Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and
(b)    to the extent any payment with respect to any Initial Credit Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other First Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Initial Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred.
To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Initial Credit Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including Post-Petition Interest) shall, as between the Initial Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Initial Credit Agreement Obligations”.
54    “Initial Credit Agreement Representative” has the meaning set forth in the introductory paragraph to this Agreement.
55    “Initial Other First Lien Agreement” has the meaning set forth in the fifth paragraph of this Agreement.
56    “Initial Other First Lien Claimholders” means the holders of any Initial Other First Lien Obligations, including the “Secured Parties” as defined in the Initial Other First Lien Agreement or in the Initial Other First Lien Collateral Documents, the Initial Other First Lien Representative and the Initial Other First Lien Collateral Agent.
57    “Initial Other First Lien Collateral Agent” has the meaning set forth in the introductory paragraph to this Agreement.
58    “Initial Other First Lien Collateral Documents” means the Security Documents (as defined in the Initial Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Initial Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
59    “Initial Other First Lien Documents” means the Initial Other First Lien Agreement, each Initial Other First Lien Collateral Document and each of the other agreements, documents and instruments providing for or evidencing any other Initial Other First Lien Obligations, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
60    “Initial Other First Lien Obligations” means the Other First Lien Obligations pursuant to the Initial Other First Lien Documents.
61    “Initial Other First Lien Representative” has the meaning set forth in the introductory paragraph to this Agreement.

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62    “Initial Other First Lien Specified Collateral” means “BrandCo Collateral” as defined in the Initial Other First Lien Agreement as in effect on the date hereof.
63    “Insolvency or Liquidation Proceeding” means:
(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;
(b)    any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;
(c)    any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or
(d)    any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.
64    “Intervening Creditor” has the meaning set forth in Section 2.1(b)(i).
65    “Joinder Agreement” means a document in the form of Exhibit A to this Agreement required to be delivered by a Representative to each Collateral Agent and each other Representative pursuant to Section 5.14 of this Agreement in order to create an additional Series of Other First Lien Obligations or a Refinancing of any Series of First Lien Obligations (including the Credit Agreement) and bind First Lien Claimholders hereunder.
66    “Junior Lien Intercreditor Agreement” means an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens on a junior basis at the time such intercreditor agreement is proposed to be established in light of the type of Indebtedness to be secured by such liens.
67    “Lien” means any mortgage, pledge, hypothecation, collateral assignment, encumbrance, lien (statutory or other), charge or other security interest or any other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
68    “Major Non-Controlling Representative” means the Representative of the Series of Other First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Other First Lien Obligations (provided, however, that if there are two outstanding Series of Other First Lien Obligations which have an equal outstanding principal amount, the Series of Other First Lien Obligations with the earlier maturity date shall be considered to have the larger outstanding principal amount for purposes of this definition). For purposes of this definition, “principal amount” shall be deemed to include the face amount of any outstanding letter of credit issued under the particular Series.
69    “Non-Controlling Claimholders” means the First Lien Claimholders which are not Controlling Claimholders.
70    “Non-Controlling Representative” means, at any time, each Representative that is not the Applicable Representative at such time.

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71    “Non-Controlling Representative Enforcement Date” means, with respect to any Non-Controlling Representative, the date which is 180 days (throughout which 180 day period such Non-Controlling Representative was the Major Non-Controlling Representative) after the occurrence of both:
(a)    an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) and
(b)    each Collateral Agent’s and each other Representative’s receipt of written notice from such Non-Controlling Representative certifying that
(i)    such Non-Controlling Representative is the Major Non-Controlling Representative and that an Event of Default (under and as defined in the First Lien Documents under which such Non-Controlling Representative is the Representative) has occurred and is continuing and
(ii)    the First Lien Obligations of the Series with respect to which such Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Other First Lien Document;
provided that the Non-Controlling Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred
(1)     at any time the Applicable Collateral Agent acting on the instructions of the Applicable Representative has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral,
(2)     at any time the Grantor that has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding,
(3)     if such Non-Controlling Representative subsequently rescinds or withdraws the written notice provided for in clause (ii), or
(4)    with respect to any ABL Priority Collateral (as defined in the ABL Intercreditor Agreement), at any time the Applicable Collateral Agent is prohibited under the ABL Intercreditor Agreement from exercising remedies with respect thereto and for 180 days thereafter.
72    “Non-Shared Collateral” means, with respect to a Series of First Lien Obligations, Collateral that is not Shared Collateral or other Collateral excluded pursuant to Section 2.11(c). As of the date hereof, as between the Initial Credit Agreement Obligations and the Initial Other First Lien Obligations, the only Non-Shared Collateral is the Initial Other First Lien Specified Collateral.
73    “Other First Lien Agreement” means any indenture, notes, credit agreement or other agreement, document (including any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Other First Lien Agreement) or instrument, including the Initial Other First Lien Agreement, pursuant to which any Grantor has or will incur Other First Lien Obligations; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14. For avoidance

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of doubt, neither the Initial Credit Agreement nor any Replacement Credit Agreement shall constitute an Other First Lien Agreement.
74    “Other First Lien Claimholder” means the holders of any Other First Lien Obligations and any Representative and Collateral Agent with respect thereto and shall include the Initial Other First Lien Claimholders.
75    “Other First Lien Collateral Agents” means each of the Collateral Agents other than the Credit Agreement Collateral Agent.
76    “Other First Lien Collateral Documents” means the Security Documents or Collateral Documents or similar term (in each case as defined in the applicable Other First Lien Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Other First Lien Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
77    “Other First Lien Documents” means, with respect to the Initial Other First Lien Obligations or any Series of Other First Lien Obligations, the Other First Lien Agreements, including the Initial Other First Lien Documents and the Other First Lien Collateral Documents applicable thereto and each other agreement, document and instrument providing for or evidencing any other Other First Lien Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, in each case, the Indebtedness thereunder (other than the Initial Other First Lien Obligations) has been designated as Other First Lien Obligations pursuant to and in accordance with Section 5.14 hereto.
78    “Other First Lien Obligations” means all amounts owing to any Other First Lien Claimholder (including any Initial Other First Lien Claimholder) pursuant to the terms of any Other First Lien Document (including the Initial Other First Lien Documents), including all amounts in respect of any principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. Other First Lien Obligations shall include any Registered Equivalent Notes and guarantees thereof by the Grantors issued in exchange therefor. For avoidance of doubt, neither the Initial Credit Agreement Obligations nor any Replacement Credit Agreement Obligations shall constitute Other First Lien Obligations.
79    “Other First Lien Representative ” means each of the Representatives other than the Initial Credit Agreement Representative or the Replacement Credit Agreement Representative.
80    “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
81    “Possessory Collateral” means any Shared Collateral in the possession of any Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments, and Tangible Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the First Lien Collateral Documents.

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82    “Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Credit Agreement Documents or Other First Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
83    “Proceeds” has the meaning set forth in Section 2.1(a).
84    “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
85    “Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
86    “Replacement Credit Agreement” means any loan agreement, indenture or other agreement that:
(a)    Refinances the Credit Agreement in accordance with Section 2.8 hereof so long as, after giving effect to such Refinancing, the agreement that was the Credit Agreement immediately prior to such Refinancing is no longer secured, and no longer required to be secured, by any of the Collateral and
(b)    becomes the Credit Agreement hereunder by designation as such pursuant to Section 5.14.
87    “Replacement Credit Agreement Additional Obligations” means the Specified Additional Obligations or similar term as defined in the Replacement Credit Agreement.
88    “Replacement Credit Agreement Cash Management Agreements” means the “Cash Management Agreements” or “Banking Product Obligations” or any similar term as defined in the Replacement Credit Agreement.
89    “Replacement Credit Agreement Claimholders” means the holders of any Replacement Credit Agreement Obligations, including the “Secured Parties” as defined in the Replacement Credit Agreement or in the Replacement Credit Agreement Collateral Documents and the Replacement Credit Agreement Representative and Replacement Credit Agreement Collateral Agent.
90    “Replacement Credit Agreement Collateral Agent” means, in respect of any Replacement Credit Agreement, the collateral agent or person serving in similar capacity under the Replacement Credit Agreement.
91    “Replacement Credit Agreement Collateral Documents” means the Security Documents or Collateral Documents or similar term (as defined in the Replacement Credit Agreement) and any other agreement, document or instrument entered into for the purpose of granting a Lien to secure any Replacement

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Credit Agreement Obligations or to perfect such Lien (as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
92    “Replacement Credit Agreement Documents” means the Replacement Credit Agreement, each Replacement Credit Agreement Collateral Document and the other Loan Documents or similar term (as defined in the Replacement Credit Agreement), and each of the other agreements, documents and instruments providing for or evidencing any other Replacement Credit Agreement Obligation, as each may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
93    “Replacement Credit Agreement Hedge Agreement” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements, but excluding long term agreements for the purchase of goods and services entered into in the ordinary course of business, entered into with a “Hedge Bank” or any similar term (as defined in the Replacement Credit Agreement) in order to satisfy the requirements of the Replacement Credit Agreement or otherwise as permitted under the Replacement Credit Agreement Documents and secured under the Replacement Credit Agreement Collateral Documents.
94    “Replacement Credit Agreement Obligations” means:
(a)    the sum of:
(i)    all principal of and interest (including any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Replacement Credit Agreement,
(ii)    all reimbursement obligations (if any) and interest thereon (including any Post-Petition Interest) with respect to any letter of credit or similar instrument issued pursuant to the Replacement Credit Agreement,
(iii)    all obligations with respect to Replacement Credit Agreement Hedge Agreements,
(iv)    all Replacement Credit Agreement Cash Management Obligations and Replacement Credit Agreement Additional Obligations and
(v)    all guarantee obligations, fees, expenses and all other obligations under the Replacement Credit Agreement and the other Replacement Credit Agreement Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding; and
(b)    to the extent any payment with respect to any Replacement Credit Agreement Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Other First Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Replacement Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including Post-Petition Interest) to be paid pursuant to the Replacement Credit Agreement Documents are disallowed by order of any court, including by order of a court of competent jurisdiction presiding over an Insolvency or Liquidation Proceeding, such interest, fees, expenses

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and charges (including Post-Petition Interest) shall, as between the Replacement Credit Agreement Claimholders and the Other First Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Replacement Credit Agreement Obligations”.
95    “Replacement Credit Agreement Representative” means, in respect of any Replacement Credit Agreement, the administrative agent, trustee or person serving in similar capacity under the Replacement Credit Agreement.
96    “Representative” means, at any time,
(a)    in the case of any Initial Credit Agreement Obligations or the Initial Credit Agreement Claimholders, the Initial Credit Agreement Representative,
(b)    in the case of any Replacement Credit Agreement Obligations or the Replacement Credit Agreement Claimholders, the Replacement Credit Agreement Representative,
(c)    in the case of the Initial Other First Lien Obligations or the Initial Other First Lien Claimholders, the Initial Other First Lien Representative, and
(d)    in the case of any other Series of Other First Lien Obligations or Other First Lien Claimholders of such Series that becomes subject to this Agreement after the date hereof, the Additional First Lien Representative for such Series.
97    “Responsible Officer” means any officer at the level of Vice President or higher of the relevant Person or, with respect to financial matters, the Chief Financial Officer, Treasurer, Controller or any other Person in the Treasury Department at the level of Vice President or higher of the relevant Person.
98    “SEC” means the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
99    “Series” means:
(a)    with respect to the First Lien Claimholders, each of:
(i)    the Initial Credit Agreement Claimholders (in their capacities as such),
(ii)    the Initial Other First Lien Claimholders (in their capacities as such),
(iii)    the Replacement Credit Agreement Claimholders (in their capacities as such), and
(iv)    the Other First Lien Claimholders (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Representative (in its capacity as such for such Other First Lien Claimholders) and
(b)    with respect to any First Lien Obligations, each of:
(i)    the Initial Credit Agreement Obligations,
(ii)    the Initial Other First Lien Obligations,

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(iii)    the Replacement Credit Agreement Obligations and
(iv)    the Other First Lien Obligations incurred pursuant to any Other First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Representative (in its capacity as such for such Other First Lien Obligations).
100    “Shared Collateral” means, at any time, subject to Section 2.1(e) hereof, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Representatives or Collateral Agents on behalf of such holders) hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not hold, or purport to hold, or are required to hold pursuant to the First Lien Documents in respect of such Series, a valid security interest or Lien in such Collateral at such time.
101    “Specified Portion” means, the percentage equal to:
(a)    the aggregate unpaid principal amount of the First Lien Obligations held by a First Lien Claimholder that is offered an opportunity to participate in a DIP Financing then outstanding divided by
(b)    the aggregate unpaid principal amount of all First Lien Obligations then outstanding multiplied by
(c)    100.
102    “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided, that any joint venture that is not required to be consolidated with the Company and its consolidated Subsidiaries in accordance with GAAP shall not be deemed to be a “Subsidiary” for purposes hereof. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of the Company.
103    “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
104    “Underlying Assets” has the meaning set forth in Section 2.4(a).

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Section 1.2	Rules of Interpretation.
The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise,
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof,
(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns from time to time,
(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof,
(d)    all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement,
(e)    unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and
(f)    the term “or” is not exclusive.
Article II.

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

Section 2.1	Priority of Claims.
(a)    Anything contained herein or in any of the First Lien Documents to the contrary notwithstanding (but subject to Sections 2.1(b) and 2.11(c)), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of any Grantor or any First Lien Claimholder receives any payment pursuant to any intercreditor agreement (other than this Agreement) or otherwise with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any Shared Collateral or Equity Release Proceeds received by any First Lien Claimholder or received by the Applicable Collateral Agent or any First Lien Claimholder pursuant to any such intercreditor agreement or otherwise with respect to such Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following clause THIRD below) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) or otherwise (all proceeds of any sale, collection or other liquidation of any Collateral comprising either Shared Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Applicable Collateral Agent and not returned to any Grantor under any First Lien Document being collectively referred to as “Proceeds”), subject to the ABL Intercreditor Agreement, shall be applied by the Applicable Collateral Agent in the following order:

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(i)    FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, including all reasonable costs and expenses incurred by each Collateral Agent (in its capacity as such) and each Representative (in its capacity as such) in connection with such collection or sale or otherwise in connection with this Agreement, any other First Lien Document or any of the First Lien Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Document and all fees and indemnities owing to such Collateral Agents and Representatives, ratably to each such Collateral Agent and Representative in accordance with the amounts payable to it pursuant to this clause FIRST;
(ii)    SECOND, subject to Sections 2.1(b) and 2.11(c), to the extent Proceeds remain after the application pursuant to preceding clause (i), to each Representative for the payment in full of the other First Lien Obligations of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds are insufficient to pay in full the First Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Representatives of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such First Lien Obligations owing to each such respective Representative and the other First Lien Claimholders represented by it for distribution by such Representative in accordance with its respective First Lien Documents; and
(iii)    THIRD, any balance of such Proceeds remaining after the application pursuant to preceding clauses (i) and (ii), to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same, including pursuant to any Junior Lien Intercreditor Agreement, if applicable.
If, despite the provisions of this Section 2.1(a), any First Lien Claimholder shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.1(a), such First Lien Claimholder shall hold such payment or recovery in trust for the benefit of all First Lien Claimholders for distribution in accordance with this Section 2.1(a).
(b)    Intervening Creditor
(i)    Notwithstanding the foregoing, with respect to any Shared Collateral or Equity Release Proceeds for which a third party (other than a First Lien Claimholder) has a Lien that is junior in priority to the Lien of any Series of First Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the Lien of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral, Equity Release Proceeds or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral, Equity Release Proceeds or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.
(ii)    In furtherance of the foregoing and without limiting the provisions of Sections 2.3 and 2.9, it is the intention of the First Lien Claimholders of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Claimholders of any other Series)

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(A)    bear the risk of any determination by a court of competent jurisdiction that
(1)    any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations),
(2)    any of the First Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of First Lien Obligations and/or
(3)    any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations and
(B)    not take into account for purposes of this Agreement the existence of any Collateral (other than Equity Release Proceeds) for any other Series of First Lien Obligations that is not Shared Collateral
(any such condition referred to in the foregoing clauses (A) or (B) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.1) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.
(c)    It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then existing First Lien Documents and subject to any limitations set forth in this Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the First Lien Claimholders of any Series.
(d)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the First Lien Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 2.1(b)), each First Lien Claimholder hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

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(e)    Notwithstanding anything in this Agreement or any other First Lien Document to the contrary, prior to the Discharge of the Credit Agreement Obligations, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of letters of credit pursuant to the Credit Agreement shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

Section 2.2	Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
(a)    Notwithstanding Section 2.1,
(i)    only the Applicable Collateral Agent shall act or refrain from acting with respect to Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral),
(ii)    the Applicable Collateral Agent shall act only on the instructions of the Applicable Representative and shall not follow any instructions with respect to such Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Representative (or any other First Lien Claimholder other than the Applicable Representative) and
(iii)    no Other First Lien Claimholder shall or shall instruct any Collateral Agent to, and any other Collateral Agent that is not the Applicable Collateral Agent shall not, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, Shared Collateral (including with respect to any other intercreditor agreement with respect to Shared Collateral), whether under any First Lien Collateral Document (other than the First Lien Collateral Documents applicable to the Applicable Collateral Agent), applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting in accordance with the First Lien Collateral Documents applicable to it, shall be entitled to take any such actions or exercise any remedies with respect to such Shared Collateral at such time.
(b)    Without limiting the provisions of Section 4.2, each Representative and Collateral Agent that is not the Applicable Collateral Agent hereby appoints the Applicable Collateral Agent as its agent and authorizes the Applicable Collateral Agent to exercise any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and to execute releases in connection therewith.
(c)    Notwithstanding the equal priority of the Liens securing each Series of First Lien Obligations granted on the Shared Collateral, the Applicable Collateral Agent (acting on the instructions of the Applicable Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior and exclusive Lien on such Shared Collateral. No Non-Controlling Representative, Non-Controlling Claimholder or Collateral Agent that is not the Applicable Collateral Agent will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders or any other exercise by the Applicable Collateral Agent, the Applicable Representative or the Controlling Claimholders of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to limit the rights and priorities of any First Lien Claimholder, Collateral Agent or Representative with respect to any Collateral not constituting Shared Collateral.
(d)    [Reserved].

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(e)    Each of the First Lien Claimholders agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in all or any part of the Collateral or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair
(i)    the rights of any Collateral Agent or any Representative to enforce this Agreement or
(ii)    the rights of any First Lien Claimholder to contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.

Section 2.3	No Interference; Payment Over; Exculpatory Provisions.
(a)    Each First Lien Claimholder agrees that
(i)    it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Collateral Document or the validity, attachment, perfection or priority of any Lien under any First Lien Collateral Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any First Lien Claimholder from challenging or questioning the validity or enforceability of any First Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code,
(ii)    it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent,
(iii)    except as provided in Section 2.2, it shall have no right to and shall not otherwise
(A)    direct the Applicable Collateral Agent or any other First Lien Claimholder to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or
(B)    consent to, or object to, the exercise by, or any forbearance from exercising by, the Applicable Collateral Agent or any other First Lien Claimholder represented by it of any right, remedy or power with respect to any Collateral,
(iv)    it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other First Lien Claimholder represented by it seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral and
(v)    it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement;

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provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other First Lien Claimholder to (x) enforce this Agreement or (y) contest or support any other Person in contesting the enforceability of any Lien purporting to secure obligations not constituting First Lien Obligations.
(b)    Each First Lien Claimholder hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any Shared Collateral, pursuant to any First Lien Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Claimholders having a security interest in such Shared Collateral and promptly transfer any such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed by such Applicable Collateral Agent in accordance with the provisions of Section 2.1(a) hereof, provided, however, that the foregoing shall not apply to any Shared Collateral purchased by any First Lien Claimholder for cash pursuant to any exercise of remedies permitted hereunder.
(c)    None of the Applicable Collateral Agent, any Applicable Representative or any other First Lien Claimholder shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Representative or any other First Lien Claimholder with respect to any Collateral in accordance with the provisions of this Agreement.

Section 2.4	Automatic Release of Liens.
(a)    If, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Applicable Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of First Lien Claimholders (or in favor of such other First Lien Claimholders if directly secured by such Liens) upon such Shared Collateral will automatically be released and discharged upon final conclusion of such disposition as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.1 hereof. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the Applicable Collateral Agent or related Applicable Representative of such Series of First Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of First Lien Obligations for which it serves as agent prior to a Discharge of such Series of First Lien Obligations, such guarantor also shall be released from its guarantee of all other First Lien Obligations. If in connection with any such foreclosure or other exercise of remedies by the Applicable Collateral Agent, the equity interests of any Person are foreclosed upon or otherwise disposed of and the Applicable Collateral Agent releases its Lien on the property or assets of such Person, then the Liens of each other Collateral Agent (or in favor of such other First Lien Claimholders if directly secured by such Liens) with respect to any Shared Collateral consisting of the property or assets of such Person will be automatically released to the same extent as the Liens of the Applicable Collateral Agent are released; provided that any proceeds of any such equity interests foreclosed upon where the Applicable Collateral Agent releases its Lien on the assets of such Person on which another Series of First Lien Obligations holds a Lien on any of the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of First Lien Obligations holds a Lien on such equity interests so disposed of) shall be applied pursuant to Section 2.1 hereof.

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(b)    Without limiting the rights of the Applicable Collateral Agent under Section 4.2, each Collateral Agent and each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral, Underlying Assets or guarantee provided for in this Section.

Section 2.5	Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against any Grantor or any of its subsidiaries.
(b)    If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each First Lien Claimholder (other than any Controlling Claimholder or any Representative of any Controlling Claimholder) agrees that it will not raise any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless a Representative of the Controlling Claimholders shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral and
(i)    to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Claimholders, each Non-Controlling Claimholder will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Claimholders (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens) are subordinated thereto, and
(ii)    to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Claimholders, each Non-Controlling Claimholder will confirm the priorities with respect to such Shared Collateral as set forth herein, in each case so long as
(A)    the First Lien Claimholders of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Claimholders (other than any Liens of the First Lien Claimholders constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case,
(B)     the First Lien Claimholders of each Series are granted Liens on any additional collateral pledged to any First Lien Claimholders as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the First Lien Claimholders as set forth in this Agreement (other than any Liens of any First Lien Claimholders constituting DIP Financing Liens),
(C)     if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.1(a) of this Agreement, and

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(D)     if any First Lien Claimholders are granted adequate protection with respect to the First Lien Obligations subject hereto, including in the form of periodic payments, in connection with such use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.1(a) of this Agreement;
provided that
(x)    the First Lien Claimholders of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Claimholders of such Series or its Representative that shall not constitute Shared Collateral (unless such Collateral fails to constitute Shared Collateral because (i) the Lien in respect thereof constitutes a Declined Lien with respect to such First Lien Claimholders or their Representative or Collateral Agent or (ii) such Collateral constitutes Initial Other First Lien Specified Collateral);
(y)    the First Lien Claimholders receiving adequate protection shall not object to any other First Lien Claimholder receiving adequate protection comparable to any adequate protection granted to such First Lien Claimholders in connection with a DIP Financing or use of cash collateral and
(z)    to the extent a First Lien Claimholder, in its capacity as such, proposes to provide a DIP Financing, each other First Lien Claimholder shall be provided a reasonable opportunity to provide up to its Specified Portion of such DIP Financing upon the same terms proposed by such proposing First Lien Claimholder (it being understood that
(i)    no such opportunity shall be required to be provided if a First Lien Claimholder has previously indicated that it does not wish to receive material non-public information as to any of the Grantors, their subsidiaries or their respective securities and
(ii)    such opportunity shall be deemed to have been provided if
(A)    the proposing First Lien Claimholder has provided notice of the material financial terms of such proposed DIP Financing to the Representatives of each other First Lien Claimholder and each other First Lien Claimholder (or its Representative) has not agreed to participate in such DIP Financing on substantially similar terms as each other First Lien Claimholder providing such DIP Financing (including committing to provide such DIP Financing) within one Business Day of such notice or
(B)    in the case of a syndicated DIP Financing provided by a First Lien Claimholder, in its capacity as such, if each other First Lien Claimholder requests an allocation of such DIP Financing in accordance with the syndication of such DIP Financing, such First Lien Claimholder shall receive an allocation at least equal to its Specified Portion).
(c)    If any First Lien Claimholder is granted adequate protection
(i)    in the form of Liens on any additional collateral, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same priority vis-à-vis the First Lien Claimholders as set forth in this Agreement,

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(ii)    in the form of a superpriority or other administrative claim, then each other First Lien Claimholder shall be entitled to seek, and each First Lien Claimholder will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or
(iii)    in the form of periodic or other cash payments,
then the proceeds of such adequate protection must be applied to all First Lien Obligations pursuant to Section 2.1.

Section 2.6	Reinstatement.
In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Agreement shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash. This Section 2.6 shall survive termination of this Agreement.

Section 2.7	Insurance and Condemnation Awards.
As among the First Lien Claimholders, the Applicable Collateral Agent (acting at the direction of the Applicable Representative), shall have the right, but not the obligation, to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Collateral Agent or any other First Lien Claimholder receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable First Lien Documents, such proceeds shall be turned over to the Applicable Collateral Agent for application as provided in Section 2.1 hereof.

Section 2.8	Refinancings.
The First Lien Obligations of any Series may, subject to Section 5.14, be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any First Lien Document) of any First Lien Claimholder of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Representative and Collateral Agent of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness. If such Refinancing Indebtedness is intended to constitute a Replacement Credit Agreement, the Company shall so state in its Designation.

Section 2.9	Gratuitous Bailee/Agent for Perfection.
(a)    The Applicable Collateral Agent shall be entitled to hold any Possessory Collateral constituting Shared Collateral.
(b)    Notwithstanding the foregoing, each Collateral Agent agrees to hold any Possessory Collateral constituting Shared Collateral and any other Shared Collateral from time to time in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Claimholder (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee, solely for the purpose of

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perfecting the security interest granted in such Shared Collateral, if any, pursuant to the applicable First Lien Collateral Documents, in each case, subject to the terms and conditions of this Section 2.9. Solely with respect to any Deposit Accounts constituting Shared Collateral under the control (within the meaning of Section 9-104 of the UCC) of any Collateral Agent, each such Collateral Agent agrees to also hold control over such Deposit Accounts as gratuitous agent for each other First Lien Claimholder and any assignee solely for the purpose of perfecting the security interest in such Deposit Accounts, subject to the terms and conditions of this Section 2.9.
(c)    No Collateral Agent shall have any obligation whatsoever to any First Lien Claimholder to ensure that the Possessory Collateral and Control Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.9. The duties or responsibilities of each Collateral Agent under this Section 2.9 shall be limited solely to holding any Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control as gratuitous bailee (and with respect to Deposit Accounts, as gratuitous agent) in accordance with this Section 2.9 and delivering the Possessory Collateral constituting Shared Collateral as provided in Section 2.9(e) below.
(d)    None of the Collateral Agents or any of the First Lien Claimholders shall have by reason of the First Lien Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agents or any other First Lien Claimholder, and each Collateral Agent and each First Lien Claimholder hereby waives and releases the other Collateral Agents and First Lien Claimholders from all claims and liabilities arising pursuant to any Collateral Agent’s role under this Section 2.9 as gratuitous bailee with respect to the Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control (and with respect to the Deposit Accounts, as gratuitous agent).
(e)    At any time the Applicable Collateral Agent is no longer the Applicable Collateral Agent, such outgoing Applicable Collateral Agent shall deliver the remaining Possessory Collateral constituting Shared Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), first, to the then Applicable Collateral Agent to the extent First Lien Obligations remain outstanding and second, to the applicable Grantor to the extent no First Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Shared Collateral) or to whomever may be lawfully entitled to receive the same, including pursuant to any Junior Lien Intercreditor Agreement. The outgoing Applicable Collateral Agent further agrees to take all other action reasonably requested by the then Applicable Collateral Agent at the expense of the Company in connection with the then Applicable Collateral Agent obtaining a first-priority security interest in the Shared Collateral.

Section 2.10	Amendments to First Lien Collateral Documents.
(a)    Without the prior written consent of each other Collateral Agent, each Collateral Agent agrees that no First Lien Collateral Document may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time or entered into to the extent such amendment, supplement, Refinancing or modification, or the terms of any new First Lien Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
(b)    In determining whether an amendment to any First Lien Collateral Document is permitted by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company stating that such amendment is permitted by this Section 2.10.

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Section 2.11	Similar Liens and Agreements.
(a)    Each Collateral Agent agrees, for itself and on behalf of each applicable First Lien Claimholder, whether or not any Insolvency or Liquidation Proceeding has commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any First Lien Obligations that are not also subject to the Lien in respect of the other First Lien Obligations under any other Series of First Lien Documents except to the extent otherwise specifically permitted by the applicable Series of First Lien Documents; provided, that:
(i)    this Section 2.11(a) will not apply with respect to the carve-outs set forth in Section 2.11(c), and
(ii)    this provision will not be violated with respect to any particular Series if the First Lien Document for such Series prohibits the Collateral Agent for that Series from accepting a Lien on such asset or property or such Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens with respect to a particular Series, a “Declined Lien”).
If any Collateral Agent or First Lien Claimholder shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral of a Grantor that is not also subject to the Lien in respect of the First Lien Obligations under any other Series of First Lien Documents, then such Collateral Agent shall, without the need for any further consent of any part and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of each other Collateral Agent as security for all other First Lien Obligations (subject to the terms hereof) and shall promptly notify each other Collateral Agent in writing of the existence of such Lien and in any event any amount received or distributed on account of such Liens shall be subject to Section 2.1 hereof.
(b)    In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
(i)    upon request by any Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Credit Agreement Documents and the Other First Lien Documents;
(ii)    that the documents and agreements creating or evidencing the Liens on Shared Collateral securing the Credit Agreement Obligations and the Other First Lien Obligations shall, subject to the terms and conditions of Section 5.2, be in all material respects the same forms of documents as one another, except that the documents and agreements creating or evidencing the Liens securing the Other First Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding Other First Lien Obligations and to address any Declined Lien or the Initial Other First Lien Specified Collateral and
(iii)    Collateral consisting of Initial Other First Lien Specified Collateral shall solely secure and shall be applied as specified in the Initial Other First Lien Agreement and the Initial Other First Lien Documents and will not constitute Shared Collateral.

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(c)    Notwithstanding anything in this Agreement or any other First Lien Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure reimbursement obligations in respect of letters of credit shall solely secure and shall be applied as specified in the Credit Agreement or Other First Lien Agreement, as applicable, pursuant to which such letters of credit were issued and will not constitute Shared Collateral or Non-Shared Collateral.
Article III.

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS
Whenever any Applicable Collateral Agent or any Applicable Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, the aggregate unpaid principal amount of each Series of First Lien Obligations then outstanding, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Representative or each other Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if a Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Applicable Collateral Agent or Applicable Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Applicable Collateral Agent and each Applicable Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Claimholder or any other person as a result of such determination.
Article IV.

THE APPLICABLE COLLATERAL AGENT

Section 4.1	Authority.
(a)    Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Claimholder or give any Non-Controlling Claimholder the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.1 hereof and act in accordance with Section 2.2 hereof.
(b)    In furtherance of the foregoing, each Non-Controlling Claimholder acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the First Lien Claimholders, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Collateral Documents, as applicable, without regard to any rights to which the Non-Controlling Claimholders would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Claimholders. Without limiting the foregoing, each Non-Controlling Claimholder agrees that none of the Applicable Collateral Agent, the Applicable Representative or any other First Lien Claimholder shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Claimholders, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received

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by the Non-Controlling Claimholders from such realization, sale, disposition or liquidation. Each of the First Lien Claimholders waives any claim it may now or hereafter have against any Collateral Agent or Representative of any other Series of First Lien Obligations or any other First Lien Claimholder of any other Series arising out of:
(i)    any actions which any such Collateral Agent, Representative or any First Lien Claimholder represented by it take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Collateral Documents or any other agreement related thereto or in connection with the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations; provided that nothing in this clause (i) shall be construed to prevent or impair the rights of any Collateral Agent or Representative to enforce this Agreement,
(ii)    any election by any Applicable Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code, or
(iii)    subject to Section 2.5, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession.
Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not
(x)     accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral or
(y)     “credit bid” for or purchase (other than for cash) Shared Collateral at any public, private or judicial foreclosure (including in a credit bid pursuant to Section 363 of Title 11 of the U.S. Code) upon such Shared Collateral, without the consent of each Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.
Nothing in the provisions of this Agreement, including the foregoing clause (x) and (y), shall limit or affect the rights of any Collateral Agent with respect to the Non-Shared Collateral.

Section 4.2	Power-of-Attorney.
Each Non-Controlling Representative and Collateral Agent that is not the Applicable Collateral Agent, for itself and on behalf of each other First Lien Claimholder of the Series for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Representative, Collateral Agent or First Lien Claimholder, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each First Lien Collateral Document with respect to Shared Collateral and the execution of releases in connection therewith.

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Article V.

MISCELLANEOUS

Section 5.1	Integration/Conflicts.
This Agreement, together with the other First Lien Documents and the First Lien Collateral Documents, represents the entire agreement of each of the Grantors and the First Lien Claimholders with respect to the subject matter hereof and thereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by any Representative, Collateral Agent or First Lien Claimholder relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents the provisions of this Agreement shall govern and control.

Section 5.2	Effectiveness; Continuing Nature of this Agreement; Severability.
This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement and the First Lien Claimholders of any Series may continue, at any time and without notice to any First Lien Claimholder of any other Series, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereon. Each Representative and each Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect with respect to any Representative or Collateral Agent and the First Lien Claimholders represented by such Representative or Collateral Agent and their First Lien Obligations, on the date on which there has been a Discharge of such Series of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 2.6; provided, however, that such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

Section 5.3	Amendments; Waivers.
(a)    No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

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(b)    Notwithstanding the foregoing, without the consent of any First Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.14 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Other First Lien Claimholders and Other First Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.
(c)    Notwithstanding the foregoing, without the consent of any other Representative or First Lien Claimholder, the Applicable Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Other First Lien Obligations in compliance with the Credit Agreement and the other First Lien Documents.

Section 5.4	Information Concerning Financial Condition of the Grantors and their Subsidiaries.
The Representative and Collateral Agent and the other First Lien Claimholders of each Series shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations. The Representative and Collateral Agent and the other First Lien Claimholders of each Series shall have no duty to advise the Representative, Collateral Agent or First Lien Claimholders of any other Series of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Representative or Collateral Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Representative, Collateral Agent or First Lien Claimholders of any other Series, it or they shall be under no obligation:
(a)    to make, and such Representative and Collateral Agent and such other First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(b)    to provide any additional information or to provide any such information on any subsequent occasion;
(c)    to undertake any investigation; or
(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 5.5	Submission to Jurisdiction; Certain Waivers.
Each of the Company, each other Grantor, each Collateral Agent and each Representative, on behalf of itself and each other First Lien Claimholder represented by it, hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive (subject to Section 5.5(c) below) general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

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(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;
(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other First Lien Document shall affect any right that any Collateral Agent, Representative or other First Lien Claimholder may otherwise have to bring any action or proceeding relating to this Agreement or any other First Lien Document against such Grantor or any of its assets in the courts of any jurisdiction;
(d)    waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other First Lien Collateral Document in any court referred to in Section 5.5(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);
(e)    consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 5.7 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);
(f)    agrees that service as provided in Section 5.5(e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and
(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

Section 5.6	WAIVER OF JURY TRIAL.
EACH PARTY HERETO, THE COMPANY AND THE OTHER GRANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT EACH SUCH PARTY HERETO AND THE COMPANY AND EACH OTHER GRANTOR HAVE BEEN INDUCED TO ENTER INTO OR ACKNOWLEDGE THIS AGREEMENT AND THE OTHER FIRST LIEN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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Section 5.7	Notices.
Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Section 5.8	Further Assurances.
Each Representative and Collateral Agent, on behalf of itself and each other First Lien Claimholder represented by it, and the Company and each other Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as any Representative and Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Section 5.9	Agency Capacities.
Except as expressly provided herein,
(a)    Citibank, N.A.
(i)    is entering into this Agreement and acting solely in its capacity as Initial Credit Agreement Representative and the Initial Credit Agreement Collateral Agent solely for the Initial Credit Agreement Claimholders,
(ii)    the provisions of the Initial Credit Agreement affording rights, privileges, protections, indemnities and immunities to Citibank, N.A., as agent, thereunder shall also apply to Citibank, N.A., as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent, hereunder, and
(iii)    in no event shall Citibank, N.A. incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent or any Initial Credit Agreement Claimholder hereunder, all such liability, if any, being expressly waived and released by the parties hereto and any person claiming by, through or under such party. the permissive authorizations, entitlements, powers and rights granted to Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent herein shall not be construed as duties.
Any exercise of discretion on behalf of Initial Credit Agreement Representative and Initial Credit Agreement Agent shall be exercised in accordance with the terms of the Initial Credit Agreement Documents. Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent shall have no liability to any Person if either shall mistakenly pay over or distribute to any Person any amounts in violation of the terms of this Agreement, so long as such Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent is acting in good faith. Each party acknowledges and agrees that the Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent are entering into this Agreement solely in their

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respective capacities under the Initial Credit Agreement Documents and not in an individual capacity. Notwithstanding anything herein to the contrary, Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.
(b)    Wilmington Trust, National Association
(i)    is entering into this Agreement and acting solely in its capacity as Initial Other First Lien Representative and the Initial Other First Lien Collateral Agent solely for the Initial Other First Lien Claimholders,
(ii)    the provisions of the Initial Other First Lien Agreement affording rights, privileges, protections, indemnities and immunities to Wilmington Trust, National Association, as agent, thereunder shall also apply to Wilmington Trust, National Association, as Initial Other First Lien Representative and Initial Other First Lien Collateral Agent, hereunder, and
(iii)    in no event shall Wilmington Trust, National Association incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Initial Other First Lien Representative and Initial Other First Lien Collateral Agent or any Initial Other First Lien Claimholder hereunder, all such liability, if any, being expressly waived and released by the parties hereto and any person claiming by, through or under such party. the permissive authorizations, entitlements, powers and rights granted to Initial Other First Lien Representative and Initial Other First Lien Collateral Agent herein shall not be construed as duties.
Any exercise of discretion on behalf of Initial Other First Lien Representative and Initial Other First Lien Collateral Agent shall be exercised in accordance with the terms of the Initial Other First Lien Documents. Initial Other First Lien Representative and Initial Other First Lien Collateral Agent shall have no liability to any Person if either shall mistakenly pay over or distribute to any Person any amounts in violation of the terms of this Agreement, so long as such Initial Other First Lien Representative and Initial Other First Lien Collateral Agent is acting in good faith. Each party acknowledges and agrees that the Initial Other First Lien Representative and Initial Other First Lien Collateral Agent are entering into this Agreement solely in their respective capacities under the Initial Other First Lien Documents and not in an individual capacity. Notwithstanding anything herein to the contrary, Initial Other First Lien Representative and Initial Other First Lien Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.
(c)    Each Replacement Credit Agreement Representative and Replacement Credit Agreement Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Replacement Credit Agreement Claimholders.
(d)    Each other Representative and each other Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Other First Lien Claimholders under the Other First Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.

Section 5.10	GOVERNING LAW.

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THIS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

Section 5.11	Binding on Successors and Assigns.
This Agreement shall be binding upon each Representative and each Collateral Agent, the First Lien Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time. If any of the Representatives and/or Collateral Agents resigns or is replaced pursuant to the applicable First Lien Documents its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

Section 5.12	Section Headings.
Section headings and the Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 5.13	Counterparts.
This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

Section 5.14	Other First Lien Obligations.
(a)    To the extent not prohibited by the provisions of any Credit Agreement and the other First Lien Documents, the Company may incur additional Indebtedness, which for the avoidance of doubt shall include any Indebtedness incurred pursuant to a Refinancing, and Other First Lien Obligations or Replacement Credit Agreement Obligations after the date hereof that is secured on an equal and ratable basis with the Liens on Shared Collateral securing the then existing First Lien Obligations (such Indebtedness, “Additional First Lien Debt”). Any such Additional First Lien Debt and any Series of Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, may be secured by a Lien on a ratable basis, in each case under and pursuant to the applicable First Lien Collateral Documents of such Series, if, and subject to the condition that, the Additional First Lien Collateral Agent and Additional First Lien Representative of any such Additional First Lien Debt, acting on behalf of the holders of such Additional First Lien Debt and the holders of such Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, (such Additional First Lien Collateral Agent, Additional First Lien Representative, the holders in respect of such Additional First Lien Debt and the holders Other First Lien Obligations or other Replacement Credit Agreement Obligations, as applicable, being referred to as “Additional First Lien

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Claimholders”), each becomes a party to this Agreement by satisfying the conditions set forth in Section 5.14(b).
(b)    In order for an Additional First Lien Representative and Additional First Lien Collateral Agent (including, in the case of a Replacement Credit Agreement, the Replacement Credit Agreement Representative and the Replacement Credit Agreement Collateral Agent in respect thereof) to become a party to this Agreement,
(i)    such Additional First Lien Representative and such Additional First Lien Collateral Agent shall have executed and delivered an instrument substantially in the form of Exhibit A (with such changes as may be reasonably approved by each Collateral Agent and such Additional First Lien Representative and such Additional First Lien Collateral Agent, as the case may be) pursuant to which either (x) such Additional First Lien Representative becomes a Representative hereunder and such Additional First Lien Collateral Agent becomes a Collateral Agent hereunder, and such Additional First Lien Debt and such Series of Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, and the Additional First Lien Claimholders of such Series become subject hereto and bound hereby;
(ii)    the Company shall have delivered to each Collateral Agent:
(A)    true and complete copies of each of the Other First Lien Agreement or Replacement Credit Agreement, as applicable, and the First Lien Collateral Documents for such Series, certified as being true and correct by a Responsible Officer of the Company;
(B)    a Designation substantially in the form of Exhibit B pursuant to which the Company shall
(1)    identify the Indebtedness to be designated as Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, and the initial aggregate principal amount or committed amount thereof,
(2)    specify the name and address of the Additional First Lien Collateral Agent and Additional First Lien Representative,
(3)    certify that such (x) Additional First Lien Debt is permitted by each First Lien Document and that the conditions set forth in this Section 5.14 are satisfied with respect to such Additional First Lien Debt and such Series of Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, and
(4)    in the case of a Replacement Credit Agreement, expressly state that such agreement giving rise to the new Indebtedness satisfies the requirements of a Replacement Credit Agreement and the Company elects to designate such agreement as a Replacement Credit Agreement; and
(iii)    the Other First Lien Documents or Replacement Credit Agreement Documents, as applicable, relating to such Additional First Lien Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional First Lien Claimholder with respect to such Additional First Lien Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional First Lien Debt.

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(c)    Upon the execution and delivery of a Joinder Agreement by an Additional First Lien Representative and an Additional First Lien Collateral Agent, in each case, in accordance with this Section 5.14, each other Representative and Collateral Agent shall acknowledge such receipt thereof by countersigning a copy thereof, subject to the terms of this Section 5.14 and returning the same to such Additional First Lien Representative and Additional First Lien Collateral Agent, as applicable; provided that the failure of any Representative or Collateral Agent to so acknowledge or return shall not affect the status of such debt as Additional First Lien Debt if the other requirements of this Section 5.14 are complied with.

Section 5.15	Authorization.
By its signature, each Person executing this Agreement, on behalf of such party or Grantor but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 5.16	No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights.
The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Claimholders in relation to one another. None of the Company, any other Grantor nor any other creditor thereof shall have any rights or obligations hereunder and no such Person is an intended beneficiary or third party beneficiary hereof, except, in each case, as expressly provided in this Agreement, and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.4 and 2.8 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. Without limitation of any other provisions of this Agreement, the Company and each Grantor hereby:
(a)    acknowledges that it has read this Agreement and consents hereto,
(b)    agrees that it will not take any action that would be contrary to the express provisions of this Agreement and
(c)    agrees to abide by the requirements expressly applicable to it under this Agreement.

Section 5.17	No Indirect Actions.
Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

Section 5.18	Additional Grantors.
Each Grantor agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any First Lien Document and which grants or purports to grant a lien on any of its assets (other than with respect to Non-Shared Collateral, to the extent such Grantor only owns Non-Shared Collateral) shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a joinder agreement substantially in the form attached hereto as Exhibit C that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such First Lien Document.

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Section 5.19	Costs and Expenses.
All costs and expenses incurred by each Representative and each Collateral Agent party at any time hereto, including, without limitation pursuant to Section 2.2 hereunder, shall be reimbursed by the Grantors as provided in the First Lien Documents.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
CITIBANK, N.A.,
as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent
By:    /s/ Michael Moore
Name: Michael Moore
Title: Vice President
Citibank, N.A.
CRMS Documentation Unit
580 Crosspoint Pkwy
Getzville, New York 14068
Email:     crms.us.icg.documentation@citi.com
oploanswebadmin@citi.com
Dinesh.Elangovan@citi.com
Ravindran.Janakiraman@citi.com
Tabssum.Ara@citi.com
Sivaranjani.Jothilingam@citi.com

US-DOCS\109698006.9

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Other First Lien Collateral Agent and Initial Other First Lien Representative
By:    /s/ Meghan H. McCauley
Name: Meghan H. McCauley
Title: Vice President
Wilmington Trust, National Association
10 S. Riverside Plaza, Suite 875
Chicago, IL 60606
Attention: Meghan H. McCauley
Email: mmccauley@wilmingtontrust.com

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

Acknowledged and Agreed to by:
REVLON CONSUMER PRODUCTS CORPORATION
By:    /s/ Michael. T. Sheehan
Name: Michael T. Sheehan
Title: Senior Vice President, Deputy General Counsel and Secretary
NOTICE ADDRESS:
Revlon Consumer Products Corporation
One New York Plaza
New York, New York 10004
Attention: Michael T. Sheehan, Senior Vice President, Deputy General Counsel and Secretary
Telephone: (212) 527-5539
Email: Michael.Sheehan@revlon.com
Attention: Eric Warren
Email: Eric.Warren@revlon.com

Attention: Donald Eng
Email: Donald.Eng@revlon.com

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

ALMAY, INC.
ART & SCIENCE, LTD.
BARI COSMETICS, LTD.
BEAUTYGE BRANDS USA, INC.
BEAUTYGE U.S.A., INC.
CHARLES REVSON INC.
CREATIVE NAIL DESIGN, INC.
CUTEX, INC.
DF ENTERPRISES, INC.
ELIZABETH ARDEN (FINANCING), INC.
ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.
ELIZABETH ARDEN TRAVEL RETAIL, INC.
ELIZABETH ARDEN INVESTMENTS, LLC
ELIZABETH ARDEN NM, LLC
ELIZABETH ARDEN USC, LLC
ELIZABETH ARDEN, INC.
FD MANAGEMENT, INC.
NORTH AMERICA REVSALE INC.
OPP PRODUCTS, INC.
RDEN MANAGEMENT, INC.
REALISTIC ROUX PROFESSIONAL PRODUCTS INC.
REVLON DEVELOPMENT CORP.
REVLON GOVERNMENT SALES, INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL HOLDING COMPANY LLC
RIROS CORPORATION
RIROS GROUP INC.
ROUX LABORATORIES, INC.
ROUX PROPERTIES JACKSONVILLE, LLC
SINFULCOLORS INC.
each as Grantor

By:	/s/ Michael T. Sheehan_______________________ Name: Michael T. Sheehan Title: Vice President and Secretary

[Signature Page to First Lien Pari Passu Intercreditor Agreement]

Exhibit A
to First Lien Pari Passu Intercreditor Agreement
FORM OF JOINDER AGREEMENT
JOINDER NO. [ ˜ ] dated as of [ ˜ ], 20[ ˜ ] (the “Joinder Agreement”) to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of August 6, 2019, (the “Pari Passu Intercreditor Agreement”), among CITIBANK, N.A., as Initial Credit Agreement Representative and as Initial Credit Agreement Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Other First Lien Representative and as Initial Other First Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and the other Grantors signatory thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.
B.    As a condition to the ability of the Company to incur [Other First Lien Obligations][Replacement Credit Agreement Obligations under the Replacement Credit Agreement] and to secure such [Other First Lien Obligations][Replacement Credit Agreement Obligations] with the liens and security interests created by the [Other First Lien Collateral Documents][Replacement Credit Agreement Collateral Documents], the Additional First Lien Representative in respect thereof is required to become a Representative and the Additional First Lien Collateral Agent in respect thereof is required to become a Collateral Agent and the First Lien Claimholders in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 5.14 of the Pari Passu Intercreditor Agreement provides that such Additional First Lien Representative may become a Representative, such Additional First Lien Collateral Agent may become a Collateral Agent and such Additional First Lien Claimholders may become subject to and bound by the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Additional First Lien Representative and the Additional First Lien Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement. The undersigned Additional First Lien Representative (the “New Representative”) and Additional First Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Pari Passu Intercreditor Agreement.
Accordingly, the New Representative and the New Collateral Agent agree as follows:
SECTION 1.    In accordance with Section 5.14 of the Pari Passu Intercreditor Agreement, (i) the New Representative and the New Collateral Agent by their signatures below become a Representative and a Collateral Agent respectively, under, and the related Additional First Lien Debt and Additional First Lien Claimholders become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative and New Collateral Agent had originally been named therein as a Representative or a Collateral Agent, respectively, and hereby agree to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to them as Representative, Collateral Agent and Additional First Lien Claimholders, respectively.
SECTION 2    Each of the New Representative and New Collateral Agent represent and warrant to each other Collateral Agent, each other Representative and the other First Lien Claimholders, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability

Exhibit A – Page 1
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may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the First Lien Documents relating to such Additional First Lien Debt provide that, upon the New Representative’s and the New Collateral Agent’s entry into this Joinder Agreement, the Additional First Lien Claimholders represented by them will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement.
SECTION 3.    This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent and Representative shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic means shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 4.    Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
SECTION 6.    Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Pari Passu Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.7 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to them at their respective addresses set forth below their signatures hereto.
SECTION 8.    Sections 5.8 and 5.9 of the Pari Passu Intercreditor Agreement are hereby incorporated herein by reference.
[Remainder of this page intentionally left blank]

Exhibit A - Page 2
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IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.
[NAME OF NEW REPRESENTATIVE], as
[ ˜ ] for the holders of [ ˜ ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:
[NAME OF NEW COLLATERAL AGENT], as
[ ˜ ] for the holders of [ ˜ ],
By:
Name:
Title:
Address for notices:

attention of:
Telecopy:

Exhibit A - Page 3
US-DOCS\109698006.9

Receipt acknowledged by:
CITIBANK, N.A.,
as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent
By:
Name:
Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Initial Other First Lien Representative and Initial Other First Lien Collateral Agent
By:
Name:
Title:
[OTHERS AS NEEDED]

Exhibit A - Page 4
US-DOCS\109698006.9

Exhibit B
to First Lien Pari Passu Intercreditor Agreement
[FORM OF]
DEBT DESIGNATION
Reference is made to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Pari Passu Intercreditor Agreement”) among CITIBANK, N.A., as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Other First Lien Representative and as Initial Other First Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and the other Grantors signatory thereto. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Pari Passu Intercreditor Agreement. This Debt Designation is being executed and delivered in order to designate [Additional First Lien Debt][Replacement Credit Agreement Obligations] entitled to the benefit and subject to the terms of the Pari Passu Intercreditor Agreement.
The undersigned, the duly appointed [specify title] of the [Company] hereby certifies on behalf of the [Company] that:
(a)    [insert name of the Company or other Grantor] intends to incur Indebtedness in the initial aggregate [principal/committed amount] of [ ˜ ] pursuant to the following agreement: [describe [credit agreement, indenture, other agreement giving rise to Additional First Lien Debt][Replacement Credit Agreement (“New Agreement”)]] which will be [Other First Lien Obligations][Replacement Credit Agreement Obligations];
(b)    Notice Information
(i)     The name and address of the [Additional First Lien Representative for the Additional First Lien Debt and the related Other First Lien Obligations][Replacement Credit Agreement Representative for the Replacement Credit Agreement] is:

Telephone:
Fax:
(ii)     The name and address of the Additional First Lien Collateral Agent for the Additional First Lien Debt and the Other First Lien Obligations or Replacement Credit Agreement Obligations, as applicable, is:

Telephone:
Fax:
[and]

Exhibit B – Page 1
US-DOCS\109698006.9

(c)    Such Additional First Lien Debt is permitted by each First Lien Document and the conditions set forth in Section 5.14 of the Pari Passu Intercreditor Agreement are satisfied with respect to such Additional First Lien Debt [[insert for Replacement Credit Agreements only]; and
(d)    The New Agreement satisfies the requirements of a Replacement Credit Agreement and is hereby designated as a Replacement Credit Agreement].

Exhibit B – Page 2
US-DOCS\109698006.9

IN WITNESS WHEREOF, the Company has caused this Debt Designation to be duly executed by the undersigned officer as of [ ˜ ], 20____.
REVLON CONSUMER PRODUCTS CORPORATION
By:
Name:
Title:

Exhibit B – Page 3
US-DOCS\109698006.9

Exhibit C
to First Lien Pari Passu Intercreditor Agreement
FORM OF GRANTOR JOINDER AGREEMENT
GRANTOR JOINDER AGREEMENT NO. [ ˜ ] (this “Grantor Joinder Agreement”) dated as of [ ˜ ], 20[ ˜ ] to the FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of August 6, 2019 (the “Pari Passu Intercreditor Agreement”), among CITIBANK, N.A., as Initial Credit Agreement Representative and Initial Credit Agreement Collateral Agent, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Initial Other First Lien Representative and as Initial Other First Lien Collateral Agent, and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by REVLON CONSUMER PRODUCTS CORPORATION (the “Company”) and certain subsidiaries of the Company (each a “Grantor”).
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.
The undersigned, [ ˜ ], a [ ˜ ], (the “New Grantor”) wishes to acknowledge and agree to the Pari Passu Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 5.16 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.
Accordingly, the New Grantor agrees as follows for the benefit of the Representatives, the Collateral Agents and the First Lien Claimholders:
Section 1.    Accession to the Pari Passu Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Pari Passu Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 5.16 thereof, (b) agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Pari Passu Intercreditor Agreement. This Grantor Joinder Agreement supplements the Pari Passu Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 5.18 of the Pari Passu Intercreditor Agreement.
Section 2.    Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Representative, each Collateral Agent and to the First Lien Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.
Section 3.    Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.
Section 4.    Section Headings. Section headings used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

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Section 5.    Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Pari Passu Intercreditor Agreement subject to any limitations set forth in the Pari Passu Intercreditor Agreement with respect to the Grantors.
Section 6.    Governing Law. THIS GRANTOR JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
Section 7.    Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.    Notices. All communications and notices hereunder shall be in writing and given as provided in Section 5.7 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 5.7 of the Pari Passu Intercreditor Agreement.

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IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Pari Passu Intercreditor Agreement as of the day and year first above written.
[    ]
By
Name:
Title:

Address: ______________________________
______________________________
______________________________

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